SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT 1 to

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 19, 2012

Date of Report (Date of Earliest Event Reported)

Iron Eagle Group, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	0-22965	27-1922514
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 West 62nd Street, Suite 23F
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(888) 481-4445

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment 1 to Form 8-K is being filed solely to correctly attach the schedules to the York River Share Purchase Agreement.  No other changes are being made to the Form 8-K, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

York River Electric Group, LLC share purchase agreement

On July 19, 2012, the registrant, York River Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Iron Eagle, York River Electric Inc., a Virginia domestic corporation, Cathy McQuade, a Virginia resident, and Mark Bryan, a Virginia Resident, entered into a share purchase agreement.  Cathy McQuade and Mark Bryan collectively own 100% of the issued and outstanding shares of York River Electric Inc. and are the sellers in this agreement.  Iron Eagle and York River Electric Group are the buyers in this agreement.

Purchase Price.  The aggregate purchase price to be paid by the registrant for the shares shall consist of (i) $8,500,000 dollars, transferred into an account designated by the seller at the closing, (ii) the assumption of all debt and liabilities of York River Electric, Inc., and (iii) equity to the sellers in the form of Iron Eagle common stock.

Equity to Seller.  Within 30 days of the closing, Iron Eagle will issue restricted common shares to the sellers with a value of $3,000,000 (based upon the 30 day volume weighted-average price of Iron Eagle for the period spanning that 30 day period following the closing).  For the 4 years following the closing, the sellers shall not be permitted to sell, transfer or assign more than 25% of the Iron Eagle restricted common shares during any particular 12 month period.  The shares shall contain an appropriate legend reflecting these restrictions.

Purchase Price Adjustment.  On the closing date, the sellers shall deliver a statement to the buyer setting forth York River Electric Inc.’s working capital as of the closing date.  Within 30 days of the closing date, they will deliver a final working capital statement setting forth York River Electric Inc.’s actual working capital as of the closing date, as certified by the chief operating officer and the chief financial officer of York River Electric Inc.  This final statement is subject to review by the buyer, and the sellers will grant the buyers reasonable access to all materials and people used in connection with the preparation of the final working capital statement.  In the event that the working capital of the company is less than $3,750,000 as of the closing date, the cash consideration and the purchase price shall be reduced by the difference between the $3,750,000 and the actual working capital.

Collectibility of Accounts.  In the event that any of the accounts receivable, retainage receivable, or other assets related to any and all of York River Electric Inc.’s construction projects which were (i) completed and billed in full on a date prior to the date which is nine months following the closing date, and (ii) is included in the calculation of the final working capital statement, remain unpaid as of the 9 month date mentioned above, York River Electric Inc. and the sellers, jointly and severally, agree to pay Iron Eagle a post-closing adjustment to the purchase price equal to the excess of the sum of the aggregate face amount of accounts receivable not so collected or so collectible, and the aggregate retainage and other assets not so collected or so collectible over the amount of any and all accounts receivable, retainage receivables and other assets not appearing on the final working capital statement, but which are collected by the buyers after the closing, if any.  The buyers agree that they will use commercially reasonable best efforts to collect the accounts receivable during the nine month period following the closing date.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

No.

Description

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Ex 10

York River Share Purchase Agreement entered into on July 19, 2012 between Iron Eagle Group, Inc., York River Electric Group, LLC, York River Electric Inc., Cathy McQuade and Mark Bryan.

Ex 99

Financial statements and exhibits for the York River Share Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.

By:      /s/ Jason M. Shapiro

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         Jason M. Shapiro

         Chief Financial Officer

Dated:  December 18, 2012